UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006 (December 14, 2006)
LUMINEX CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 219-8020
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1 MERGER AGREEMENT DATED DECEMBER 14, 2006
EX-10.1 FORM OF VOTING AGREEMENT
EX-99.1 PRESS RELEASE DATED DECEMBER 14, 2006

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 14, 2006, Luminex Corporation, a Delaware corporation (the “Company”), announced that it had entered into a Merger Agreement, dated as of December 14, 2006 (the “Merger Agreement”), with Tm Bioscience Corporation, a corporation existing under the laws of the Province of Ontario (“TMB”), pursuant to which TMB will be acquired by the Company (or a subsidiary) pursuant to a Plan of Arrangement (the “Arrangement”).
     Pursuant to the Merger Agreement, at the effective time of the Arrangement, each outstanding share of TMB common stock (except for shares owned by a shareholder who properly demands dissent rights) will be converted into and represent the right to receive 0.06 shares of Company common stock. The Merger Agreement has been approved by the respective Boards of Directors of the Company and TMB. The closing of the Arrangement is expected to occur in the first quarter of 2007 and is subject to the approval of at least two-thirds of the shareholders of TMB, regulatory approvals and other customary conditions.
     Concurrently with entering into the Merger Agreement, certain directors, executive officers and shareholders of TMB entered into Voting Agreements with the Company (the “Voting Agreements”), pursuant to which they agreed to vote (i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger Agreement and the transactions contemplated thereby or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of TMB contained in the Merger Agreement, or of such shareholder contained in the Voting Agreements; and (iii) against any TMB Acquisition Proposal (as defined in the Merger Agreement) and against any other action, agreement or transaction that is prohibited by the Merger Agreement or that would otherwise interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Arrangement or the other transactions contemplated by the Merger Agreement or the Voting Agreements or the performance by TMB of its obligations under the Merger Agreement or by such shareholder of its obligations under the Voting Agreements.
     The Merger Agreement was announced in a press release issued on December 14, 2006, which release is set forth as Exhibit 99.1 attached hereto.
     The foregoing summary of the proposed transaction, the Merger Agreement and the Voting Agreements is subject to, and qualified in its entirety by the Merger Agreement, the form of Voting Agreement and the press release, attached hereto as Exhibits 2.1, 10.1 and 99.1, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1	Merger Agreement, dated December 14, 2006, by and between Luminex Corporation and Tm Bioscience Corporation (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to the Merger Agreement have been omitted from this filing. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request).

10.1	Form of Voting Agreement.

99.1	Press Release dated December 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: December 15, 2006	By:	/s/ Harriss T. Currie
Harriss T. Currie
Chief Financial Officer

EXHIBIT INDEX
2.1	Merger Agreement, dated December 14, 2006, by and between Luminex Corporation and Tm Bioscience Corporation (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to the Merger Agreement have been omitted from this filing. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request).

10.1	Form of Voting Agreement.

99.1	Press Release dated December 14, 2006.